EXHIBIT 21

		Percentage of
	Place of	Voting Securities
Subsidiaries of Registrant	Organization	Owned

Goodrich Corporation (Registrant; there are no parents of the registrant)	New York
AS Engineering, Inc.	Arizona	100.00
Brecksville Road Realty (I), LLC	Delaware	100.00
First Charter Insurance Company	Vermont	100.00
Freedom Textile Chemical Company (South Carolina), Inc.	Delaware	100.00
GKS, Inc.	Delaware	100.00
HEJ Holding, Inc.	Delaware	69.90
Goodrich TMM Luxembourg B.V.	The Netherlands	100.00
Goodrich XCH Luxembourg B.V.	The Netherlands	100.00
Goodrich Luxembourg SARL	Luxembourg	100.00
Global Goodrich Control Systems Holding Limited	Mauritius	100.00
Goodrich Control Systems Pte. Ltd.	Singapore	100.00
PT Goodrich Aeronautical Systems	Indonesia	51.00
Goodrich TAECO Aeronautical Systems (Xiamen)	China	65.00
Goodrich Control Systems Ltd.	Canada	100.00
Goodrich Holding S.A.S.	France	100.00
Goodrich Actuation Systems S.A.S.	France	100.00
Goodrich Thales Aerolec SAS	France	60.00
Goodrich Aerospace Europe S.A.S.	France	100.00
Goodrich Aerospace Services S.A.S.	France	100.00
Rosemount Aerospace S.A.R.L.	France	100.00
Goodrich Capital	Gibraltar	100.00
Goodrich Control Systems Pty. Ltd.	Australia	100.00
Goodrich Ltd.	United Kingdom	100.00
Goodrich Holding UK Limited	United Kingdom	100.00
A-Chem (U.K.) Limited	United Kingdom	100.00
Goodrich Aerospace UK Limited	United Kingdom	100.00
Goodrich Landing Systems Services Limited	United Kingdom	100.00
Rohr Aero Services Limited	United Kingdom	100.00
Rosemount Aerospace Limited	United Kingdom	100.00
Rosemount Aerospace Properties Limited	United Kingdom	100.00
Simmonds Precision Limited	United Kingdom	100.00
Goodrich Holding GmbH	Germany	100.00
Goodrich Control Systems GmbH	Germany	100.00
Rosemount Aerospace GmbH	Germany	100.00
Goodrich Aerospace Pte. Ltd.	Singapore	100.00
Goodrich Aerospace Pty. Limited	Australia	100.00
Goodrich Aerospace Services Private Limited	India	100.00

EXHIBIT 21

		Percentage Of
	Place Of	Voting Securities
Subsidiaries of Registrant	Organization	Owned
Goodrich Asia-Pacific Limited	Hong Kong	51.00
Goodrich Aviation Technical Services, Inc.	Washington	100.00
Goodrich Cargo Systems LLC	Delaware	100.00
Goodrich Control Systems, Inc.	Delaware	100.00
Goodrich Controls Holding Limited	United Kingdom	100.00
Goodrich Actuation Systems Limited	United Kingdom	100.00
Goodrich Control Systems Limited	United Kingdom	100.00
Goodrich Pension Trustees Limited	United Kingdom	100.00
Goodrich Finance LLC	Delaware	100.00
Goodrich Japan, Ltd.	Japan	100.00
Goodrich Lighting Systems, Inc.	Florida	100.00
Goodrich Lighting GmbH & Co. KG	Germany	100.00
Goodrich Hella Aero Lighting Systems Holding GmbH	Germany	95.00
Goodrich Hella Aero Lighting Systems GmbH	Germany	100.00
Goodrich Liegenschaften GmbH	Germany	100.00
Goodrich Verwaltungs GmbH	Germany	100.00
Goodrich Pump & Engine Control Systems, Inc.	Delaware	100.00
AMI Industries, Inc.	Colorado	100.00
AMI Industries FSC, Inc.	Virgin Islands	100.00
Walbar Inc.	Delaware	100.00
CII Holdings Inc	Delaware	100.00
Goodrich Canada, Inc.	Delaware	100.00
Goodrich Aerospace Canada Ltd	Ontario, Canada	100.00
Goodrich Krosno Sp.z.o.o.	Poland	100.00
Delavan Inc	Delaware	100.00
Delavan Spray, LLC	Delaware	100.00
Goodrich (Great Britain) Limited	United Kingdom	100.00
Delavan Limited	United Kingdom	100.00
Delavan European Marketing Company Limited	United Kingdom	100.00
Goodrich Holdings Inc	Delaware	100.00
Goodrich Landing Gear, LLC	Delaware	100.00
GPEC International Corporation	Barbados	100.00
Menasco Aerosystems, Inc.	Delaware	100.00
Goodrich Singapore, Inc.	Delaware	100.00
HEJ Holding, Inc.	Delaware	6.10
Inrich Corporation	New York	100.00
International Goodrich Technology Corporation	Delaware	100.00
Goodrich FSC, Inc.	Barbados	100.00
Ithaco Space Systems Inc.	Delaware	100.00
JcAir, Inc.	Kansas	100.00
JMS I Corporation	Delaware	100.00
Delfzijl Resin C.V.	The Netherlands	100.00
Goedrijk Finance C.V.	The Netherlands	100.00
ALA Corporation	Delaware	100.00
CMK Corporation	Delaware	100.00
Kalama Specialty Chemicals, Inc.	Washington	100.00
Kinsman Road Realty Corporation	Ohio	100.00
Rohr, Inc.	Delaware	100.00

EXHIBIT 21

		Percentage Of
	Place Of	Voting Securities
Subsidiaries of Registrant	Organization	Owned
Goodrich Aerospace Europe, Inc.	Delaware	100.00
Goodrich Aerospace Europe GmbH	Germany	100.00
HEJ Holding, Inc.	Delaware	24.00
Goodrich Aerostructures Integration Services, Inc.	Delaware	100.00
RE Components Inc.	Delaware	100.00
Rohr Aero Services-Asia Pte. Ltd.	Singapore	60.00
Rohr Finance Corporation	Delaware	100.00
Rohr Foreign Sales Corporation	Guam	100.00
Rohr, Inc.	Maine	100.00
Rohr International Sales Corporation	Delaware	100.00
Rohr International Service Corporation	Delaware	100.00
Rohr Industries, Inc.	Kentucky	100.00
Rohr Southern Industries, Inc.	Delaware	100.00
Tolo Incorporated	California	100.00
Rohr Aero Services, Inc.	Delaware	100.00
Rosemount Aerospace Inc.	Delaware	100.00
Safeway Products Inc.	Connecticut	100.00
Siltown Realty, Inc.	Alabama	100.00
Simmonds Precision Products, Inc.	New York	100.00
Simmonds Precision Engine Systems, Inc.	New York	100.00
Simmonds Precision Motion Controls, Inc.	New Jersey	100.00
TSA Holdings Inc.	Delaware	100.00
TSA-rina Holding B.V.	The Netherlands	100.00
Prosytec S.A.	France	100.00
Prosytec Italia S.R.L.	Italy	100.00
Universal Propulsion Company, Inc.	Delaware	100.00
Advanced Egress Systems, Inc.	Delaware	100.00
BFGoodrich Capital	Delaware	100.00

The Registrant also owns 50% of Goodrich — Messier, Inc., incorporated in Delaware; 50% of Messier — Goodrich S.A., organized under the laws of France; 40% of CESA, organized under the laws of Spain, 3.8% of Cordiem, Inc., incorporated in Delaware; and a 3.8% ownership interest in Cordiem, LLC, organized under the laws of Delaware. First Charter Insurance Company owns 7.75% of United Insurance Company, organized under the laws of the Cayman Islands, which owns 100% of Tortuga Casualty Co., organized under the laws of the Cayman Islands.

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